Exhibit B-3





                     ---------------------------------------

                                       and

                             SOUTHERN POWER COMPANY







                           INSTALLMENT SALE AGREEMENT









                           Dated as of ______________



                                   Relating to

                                 $ ___________
                     _________________________ Revenue Bonds

                         (Southern Power Company Plant )





                                TABLE OF CONTENTS
                                                                                                               PAGE

PARTIES...........................................................................................................1
PREAMBLES.........................................................................................................1

ARTICLE I
DEFINITIONS.......................................................................................................2

ARTICLE II
REPRESENTATIONS
         Section 2.1.      Representations by the Board...........................................................4
         Section 2.2.      Representations by the Company.........................................................5

ARTICLE III
COMMENCEMENT AND COMPLETION OF THE PROJECT;
ISSUANCE OF THE BONDS
         Section 3.1.      Agreement to Construct and Equip the Project...........................................6
         Section 3.2.      Agreement to Issue Bonds; Application of Bond Proceeds;
                           Additional Bonds.......................................................................7
         Section 3.3.      Disbursements from the Construction Fund...............................................8
         Section 3.4.      Furnishing Documents to Trustee........................................................8
         Section 3.5.      Establishment of Completion Date.......................................................8
         Section 3.6.      Company Required to Pay in Event Construction
                           Fund Insufficient......................................................................8
         Section 3.7.      Investment of Construction Fund and Bond Fund
                           Moneys   ..............................................................................9

ARTICLE IV
SALE OF THE PROJECT; PROVISIONS FOR PAYMENT
         Section 4.1.      Sale of the Project....................................................................9
         Section 4.2.      Use of Project.........................................................................9
         Section 4.3.      Amounts Payable........................................................................9
         Section 4.4.      Indemnity Against Claims..............................................................10
         Section 4.5.      Obligation of the Company Unconditional...............................................11

ARTICLE V
MAINTENANCE AND INSURANCE
         Section 5.1.      Maintenance of Project by the Company.................................................12
         Section 5.2.      Removal of Portions of the Project....................................................12
         Section 5.3.      Taxes and Other Governmental Charges..................................................13
         Section 5.4.      Property Insurance....................................................................13
         Section 5.5.      Eminent Domain........................................................................13

ARTICLE VI
SPECIAL COVENANTS
         Section 6.1.      No Warranty of Conditions or Suitability by the Board.................................14
         Section 6.2.      Inspection of the Project.............................................................14
         Section 6.3.      Company to Maintain its Corporate Existence; Conditions
                           Under Which Exceptions Permitted......................................................14
         Section 6.4.      Annual Statement......................................................................14
         Section 6.5.      Further Assurances and Corrective Instruments.........................................15
         Section 6.6.      Board Representative..................................................................15
         Section 6.7.      Company Representative................................................................15
         Section 6.8.      Non-Arbitrage Covenant................................................................15
         Section 6.9       Use of Project........................................................................15

ARTICLE VII
ASSIGNMENT, LEASING AND SELLING; REDEMPTION
         Section 7.1.      Assignment and Lease..................................................................16
         Section 7.2.      Restrictions on Transfer of Board's Rights............................................16
         Section 7.3.      Redemption of Bonds...................................................................16
         Section 7.4.      Creation of Security Interest.........................................................17
         Section 7.5.      Assignment of Rights Under this Agreement.............................................17

ARTICLE VIII
EVENTS OF DEFAULT AND REMEDIES
         Section 8.1.      Events of Default Defined.............................................................17
         Section 8.2.      Remedies on Default...................................................................19
         Section 8.3.      No Remedy Exclusive...................................................................19
         Section 8.4.      Agreement to Pay Attorneys' Fees and Expenses.........................................19
         Section 8.5.      No Additional Waiver Implied by One Waiver............................................19
         Section 8.6.      Remedial Rights Assigned to Trustee...................................................19

ARTICLE IX
MISCELLANEOUS
         Section 9.1.      Term of this Agreement................................................................20
         Section 9.2.      Notices  .............................................................................20
         Section 9.3.      Binding Effect........................................................................20
         Section 9.4.      Severability..........................................................................20
         Section 9.5.      Amounts Remaining in the Bond Fund....................................................20
         Section 9.6.      Amendments, Changes and Modifications.................................................20
         Section 9.7.      Execution in Counterparts.............................................................21
         Section 9.8.      Recording and Filing..................................................................21
         Section 9.9.      Applicable Law........................................................................21
         Section 9.10.     No Charge Against Board's Credit......................................................21
         Section 9.11.     Captions .............................................................................21
         Section 9.12      Other Financing.......................................................................21

TESTIMONIUM .....................................................................................................22

SIGNATURES AND SEALS ............................................................................................22

ACKNOWLEDGEMENTS ................................................................................................23

EXHIBIT A ......................................................................................................A-1

                           INSTALLMENT SALE AGREEMENT

       THIS INSTALLMENT SALE AGREEMENT dated as of______________. between _______________________________________ (the "Board"), and SOUTHERN POWER
 COMPANY,  a corporation  organized and
existing under the laws of the State of Delaware (the "Company");

                                   WITNESSETH:





..........NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereafter contained and the sum of $ paid to the Board by the Company, the receipt and sufficiency of which is hereby acknowledged, the parties hereto formally covenant, agree and bind themselves as follows:


                                    ARTICLE I

                                   DEFINITIONS

      For purposes of this Agreement, the following terms shall have the meanings indicated. Capitalized terms used without definition herein shall have the meaning ascribed such terms in the Indenture.

         "Act" means the _______________________________________

     "Agreement" means this Installment Sale Agreement and any amendments and supplements hereto.

     "Board" means , and its successors and assigns and any body resulting from or surviving any consolidation or merger to which it or its successors may be a party.

     "Board Representative" means the person at the time designated to act on behalf of the Board by written certificate furnished to the Company and the Trustee containing the specimen signature of such person and signed on behalf of the Board by the President or the Vice President of its Board of Directors or by the Secretary of the Board. Such certificate may designate an alternate or alternates. The Board Representative may be an employee of the Board.

     "Bond Fund" means the fund created in Section 5.01 of the Indenture.

     "Bonds" means the Board's  Revenue Bonds  (Southern  Power Company Plant ).


     "Code" means the Internal Revenue Code of 1986, as amended, and any regulations thereunder.

     "Company" means Southern Power Company, a Delaware corporation, and its successors and assigns and any surviving, resulting or transferee corporation as provided in Section 6.3 hereof.

     "Company Representative" means the person at the time designated to act on behalf of the Company by written certificate furnished to the Board and the Trustee containing the specimen signature of such person and signed on behalf of the Company by the President or any Vice President of the Company. Such certificate may designate an alternate or alternates. The Company Representative may be an employee of the Company.

     "Completion Date" means the date of completion of the acquisition, construction, installation and equipping of the Project as that date shall be certified as provided in Section 3.5 hereof.

     "Construction Fund" means the fund created in Section 5.03 of the Indenture.

     "Government Obligations" means (i) noncallable direct obligations of the United States for which its full faith and credit are pledged, (ii) noncallable obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States, or (iii) securities or receipts evidencing ownership interests in obligations or specified portions (such as principal or interest) of obligations described in (i) or (ii).

     "Improvements" means any facilities and, if then authorized by the Act, as now or hereafter amended, any other facilities and improvements authorized to be financed with the proceeds of bonds of the Board in or on any properties of the Company and further includes any additions, extensions, improvements, relocations, alterations, enlargements, modifications, repairs, replacements or changes with respect to any of the foregoing.

     "Indenture" means the Trust Indenture dated as of , between the Board and , as Trustee, pursuant to which the Bonds are authorized to be issued, and including any trust indenture supplemental thereto.

     "Plans and Specifications" means the plans and specifications prepared by or on behalf of the Company for the Project, as the same may be revised from time to time by the Company in accordance with the last paragraph of Section 3.1 hereof.

     "Plant" means the Company's .

     "Project" means the described in the Plans and Specifications; such Project as designed on the date hereof is generally described in Exhibit A.

     "Project Costs" with respect to the Project shall be deemed to include the following:

                  (a) obligations of the Board or the Company incurred for labor and material (including reimbursements payable to the Board or the Company and payments on contracts in the name of the Board or the Company) in connection with the acquisition, construction, installation and equipping of the Project;

                  (b) the cost of contract bonds and of insurance of all kinds that may be required or necessary during the course of construction of the Project;

                  (c) all costs of engineering services, including the costs of the Board or the Company for test borings, surveys, estimates, plans and specifications and preliminary investigation therefor, and for supervising construction, as well as for the performance of all other duties required by or consequent upon the proper construction of the Project;

                  (d) overheads of the Board and the Company, to the extent not included in subparagraph (c) above, allocable to the Project by the Board or the Company, in accordance with the Uniform System of Accounts prescribed for Public Utilities and Licensees by the Federal Power Commission;

                  (e) all expenses incurred in connection with the issuance of the Bonds, including without limitation compensation and expenses of the Trustee, legal expenses and fees, fees related to the remarketing of the Bonds, costs of printing and engraving, recording and filing fees, compensation of the underwriters, rating agency fees and interest to accrue on the Bonds to the Completion Date;

                  (f) allowance for funds used during construction of the Company with respect to the Project to and including the last day of the calendar month preceding the date that Bonds are first issued under
         Section 2.01 of the Indenture, determined in conformity with Account
         419.1 of the Uniform System of Accounts prescribed for Public Utilities and Licensees by the Federal Power Commission;

                  (g) all other costs and allowances which the Board or the Company may properly pay or accrue for the acquisition, construction, installation or equipping of the Project or the sale thereof to the Company; and

                  (h) any sums required to reimburse the Board or the Company for advances made by either of them for any of the above items or for any other costs incurred and for work done by either of them which are properly chargeable to the Project.

         "Security Interest" means the security interest created by Section 7.4 hereof.

         "Trustee" means the trustee at the time serving as such under the Indenture.


                                   ARTICLE II

                                 REPRESENTATIONS

         Section 2.1. Representations by the Board. The Board represents and warrants that:

                  (a) The Board is a , created pursuant to the Act. Under the provisions of the Act, the Board has the power to enter into the transactions contemplated by this Agreement and to carry out its obligations hereunder. The Board is not in default under any of the laws of the State of and is duly authorized to execute and deliver this Agreement. Subject to Section 7.2 hereof, the Board agrees that it will do or cause to be done all things necessary to preserve and keep in full force and effect its existence.

                  (b) The Board proposes to provide funds for the acquiring, constructing, installing and equipping of the Project, as may be necessary, and has agreed to sell the Project to the Company, all as hereinafter provided.

                  (c) The Board will, with the approval of its counsel and upon the request and at the expense of the Company, cause the execution and delivery from time to time to the Company of such further instruments of conveyance as the Company deems to be necessary to effect or evidence the conveyance to the Company of good and marketable title to the Project, or any portion thereof.

                  (d) The Board will issue $ aggregate principal amount of its Bonds following the execution of this Agreement, on the terms set forth in the Indenture, for the purpose of paying a portion of the Project Costs.

         Section 2.2. Representations by the Company. The Company represents and warrants that:

                  (a) The Company is a corporation duly incorporated and in good standing under the laws of the State of Delaware, has all necessary authorization power to enter into, and to perform and observe the agreements and covenants on its part contained in, this Agreement, and by proper corporate action has duly authorized the execution and delivery of this Agreement.

                  (b) Neither the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement will conflict with or constitute a breach of or default under the Company's corporate charter or by-laws or any agreement or instrument to which the Company is a party or by which it is bound.

                  (c) The Project does not include facilities designed, and is not designed, nor will the Project be used, for the sale or distribution of electricity to the public.

                  (d) Substantially all of the proceeds of the Bonds will be used to pay Project Costs which constitute proper costs of solid waste disposal facilities within the meaning of Section 142 of the Code, and which constitute proper costs of a Project within the meaning of the Act.


                                   ARTICLE III

                   COMMENCEMENT AND COMPLETION OF THE PROJECT;
                              ISSUANCE OF THE BONDS

         Section 3.1. Agreement to Construct and Equip the Project. The Board agrees that:

                  (a) It will cause the Project to be acquired, constructed, installed and equipped as herein provided at the Plant substantially in accordance with the Plans and Specifications.

                  (b) It will make, execute, acknowledge and deliver any contracts, orders, receipts, writings and instructions with any other persons, firms or corporations and in general do all things which may be requisite or proper, all for constructing and completing the Project in accordance with the Plans and Specifications.

                  (c) It will ask, demand, sue for, levy, recover and receive such sums of money, debts or other rights whatsoever to which it may be entitled under any contract, order, receipt, guaranty, warranty, writing or instruction in connection with any of the foregoing, and it will enforce the provisions of any such contract, agreement, obligation, bond or other security. Any amounts received in connection with the foregoing, after deduction of expenses incurred in such recovery, if received prior to the Completion Date, shall be paid into the Construction Fund and, if received on or after the Completion Date, shall be paid into the Bond Fund.

         The Company hereby transfers to the Board that portion of the Project which has been heretofore acquired, constructed, installed or put in place and not previously acquired by the Board, subject to no liens.

         The Board hereby makes, constitutes and appoints the Company as its true, lawful and exclusive agent for the acquisition, construction, installation and equipping of the Project, and the Company hereby accepts such agency to act and do all things on behalf of the Board, to perform all acts and agreements of the Board hereinbefore provided in this Section 3.1, and to bring any actions or proceedings against any person which the Board might bring with respect thereto as the Company shall deem proper. The Board hereby ratifies and confirms all lawful and proper actions of, and assumes and adopts all such contracts entered into by, the Company with respect to the Project prior to the effective date hereof. This appointment of the Company to act as agent and all authority hereby conferred are granted and conferred to the Completion Date and thereafter until all activities in connection with the construction, acquisition, installation and equipping of the Project shall have been completed, and shall not be terminated prior thereto by act of the Board or of the Company. Upon the Completion Date or at any time prior thereto upon the request of the Company, so long as it is not in default hereunder, the Board will assign to the Company all warranties and guaranties of all contractors, subcontractors, suppliers, architects and engineers for the furnishing of labor, materials or equipment or supervision or design in connection with the Project and any rights or causes of action arising from or against any of the foregoing.

         It is expressly provided, however, that the Board shall retain primary legal responsibility for the expenditure of the proceeds of the Bonds and nothing herein contained shall be construed as relieving or derogating the Board's responsibility therefor and the Board shall take such action, institute such procedures and adopt such regulations consistent with the Indenture as are necessary to insure that the Company at all times is in full compliance herewith.

         The Board and the Company agree to acquire, construct, install and equip the Project with all reasonable dispatch, delays incident to strikes, riots, acts of God or public enemy or any delay beyond the reasonable control of the Board or the Company only excepted; but, if such acquisition, construction, installation and equipping is delayed for any reason, there shall be no resulting liability on the part of the Board and no diminution in or postponement of the amounts payable by the Company pursuant to this Agreement.

         The Board and the Company agree that the Company may supplement, amend and add to the Plans and Specifications, and that the Company shall be authorized to omit or make substitutions for components of the Project provided that no such change shall be in contravention of Section 2.2(c) hereof or shall result in any part of the Project not being a qualifying "project" within the meaning of the Act.

         Section 3.2. Agreement to Issue Bonds; Application of Bond Proceeds; Additional Bonds.

                  (a) In order to provide funds for payment of a portion of the Project Costs, the Board agrees that it will sell, issue and deliver the Bonds to the initial purchaser thereof and deposit the proceeds thereof with the Trustee as follows:

                           (i) in the Bond Fund a sum equal to the accrued
                  interest, if any, to be paid by the purchaser of the Bonds, and

                           (ii) in the Construction Fund the balance of the
                  proceeds to be received from said sale.

                  (b) The Board agrees to authorize the issuance of additional bonds upon the terms and conditions provided herein. Additional bonds may be authorized for the purpose of financing (i) the Project Costs to the extent that such costs exceed the amount in the Construction Fund, or (ii) additional Project Costs as the Company may deem necessary or desirable. If the Company is not in default hereunder, the Board agrees, on request of the Company, from time to time, to use its best efforts to issue the amount of additional bonds specified by the Company, provided, that the Company and the Board shall have entered into an amendment to this Agreement to provide for the sale of any Improvements to the Company and to include a description of such Improvements and a statement that such Improvements will be located at the Plant. Such amendment will provide that any such Improvements shall be included under this Agreement upon terms equivalent to those pertaining to the Project. The Board will deposit the proceeds from the sale of additional bonds with the Trustee in the manner as provided at the time of issuance of such additional bonds.

         Section 3.3. Disbursements from the Construction Fund. In the Indenture, the Board has authorized and directed the Trustee to make payments from the Construction Fund to pay Project Costs or to reimburse the Board or the Company for any Project Costs paid or incurred by the Board or the Company before or after execution of this Agreement and delivery of the Bonds. Such payments shall be made by the Trustee upon receipt of a requisition signed by the Company Representative stating with respect to each payment to be made: (i) the requisition number, if any, (ii) the name and address of the person, firm or corporation to whom payment is due, (iii) the amount to be paid and (iv) that each obligation or portion thereof which is to be paid has been properly incurred, is a proper charge against the Construction Fund, is unpaid and has not been the basis of any previous withdrawal.

         In the Indenture, the Board has authorized and directed that upon completion of the Project, any balance remaining in the Construction Fund shall be disbursed as provided for in Section 3.5 hereof.

         Section 3.4. Furnishing Documents to Trustee. The Board and the Company agree to cause such requisitions to be directed by the Board and the Company to the Trustee as may be necessary to effect payments out of the Construction Fund in accordance with Section 3.3 hereof.

         Section 3.5. Establishment of Completion Date. The Completion Date shall be evidenced to the Trustee by a certificate signed by the Company Representative stating that, except for amounts retained by the Trustee at the Company's direction for any Project Costs not then due and payable, the acquisition, construction, installation and equipping of the Project has been completed substantially in accordance with the Plans and Specifications and all labor, services, materials and supplies used in such construction have been paid for, and all costs and expenses incurred in connection therewith have been paid. Notwithstanding the foregoing, such certificate shall state that it is given without prejudice to any rights against third parties which exist at the date of such certificate or which may subsequently exist at the date of such certificate or which may subsequently come into being. The Board and the Company agree to cooperate in causing such certificate to be furnished to the Trustee. As soon as practicable and in any event within sixty days from the receipt of such certificate, the Trustee shall transfer all amounts then in the Construction Fund, including any unliquidated investments made with moneys theretofore deposited in the Construction Fund, to the Bond Fund to be applied in accordance with the Indenture.

         Section 3.6. Company Required to Pay in Event Construction Fund Insufficient. In the event the moneys in the Construction Fund available for payment of the Project Costs (including the proceeds of any additional bonds issued for the purpose of paying the cost of completing the Project) should not be sufficient to pay the Project Costs in full, the Company agrees to complete the Project and to pay that portion of the Project Costs in excess of the moneys available therefor in the Construction Fund. The Board does not make any warranty, either express or implied, that the moneys paid into the Construction Fund and available for payment of the Project Costs will be sufficient to pay all of the Project Costs. The Company agrees that if after exhaustion of the moneys in the Construction Fund the Company should pay any portion of the Project Costs pursuant to the provisions of this Section, it shall not be entitled to any reimbursement therefor (except from the proceeds of additional bonds, if any) from the Board or from the Trustee or from the holders of any of the Bonds, nor shall it be entitled to any diminution of the amounts payable under Section 4.3 hereof.

         Section 3.7. Investment of Construction Fund and Bond Fund Moneys. Provided this Agreement has not been terminated pursuant to Section 9.1 hereof and no event of default hereunder shall have occurred and be continuing, any moneys held in the Construction Fund and the Bond Fund shall be invested or reinvested by the Trustee, at the request of, and as directed by, the Company, in any obligations or securities to the extent that moneys in the Construction Fund or the Bond Fund are permitted to be invested therein under applicable law, which obligations or securities are accorded one of the three highest ratings by a national rating agency.


                                   ARTICLE IV

                   SALE OF THE PROJECT; PROVISIONS FOR PAYMENT

         Section 4.1. Sale of the Project. In further consideration of the Company's agreement to purchase the Project, payable in installments as set forth in this Agreement, immediately after the sale and delivery of the Bonds, the Board shall execute and deliver to the Company instruments conveying and vesting in the Company all of the right, title and interest of the Board in the portion of the Project which has been theretofore acquired, constructed, installed or put in place, and conveying all of the right, title and interest of the Board thereafter acquired for the Project subject, in each case, to no liens. Title to such equipment, component or other personal property shall vest in the Company immediately upon the construction, installation or placement of such equipment, component or other personal property.

         Section 4.2. Use of Project. The Board hereby covenants and agrees that it will not take any action, other than pursuant to the exercise of its rights under Section 8.2 of this Agreement, to prevent the Company from having possession and enjoyment of the Project during the term of this Agreement and will, at the request of the Company, and at the Company's cost, cooperate with the Company in order that the Company may have possession and enjoyment of the Project.

         Section 4.3. Amounts Payable. The Company agrees to pay to the Trustee, as assignee of the Board, in funds which will be immediately available on the day payment is due, from time to time as the amount owed hereunder, including interest thereon (which interest obligation shall equal the interest and premium, if any, on the Bonds), amounts which, and at or before times which, shall correspond (i) to the payments in respect of the principal of and premium, if any, and interest on the Bonds whenever and in whatever manner the same shall become due whether at stated maturity, upon redemption or acceleration or otherwise, and (ii) the purchase price of the Bonds required or permitted to be purchased under the Indenture. If (i) at the date any payment on the Bonds is due, available moneys are held by the Trustee under the Indenture which are not being held for the payment of Bonds due and payable but which have not been presented for payment, or (ii) on any date on which Bonds are to be purchased pursuant to Section 4.02 of the Indenture, there are any available moneys held for the payment of the purchase price which are not being held for the purchase of Bonds which have not been presented for purchase pursuant to Section 6 of the form of Bonds, then, in each case, such moneys shall be credited against the payment then due hereunder, first in respect of interest on the amount then due and owing hereunder and then, to the extent of remaining moneys, in respect of principal on the amount then due and owing hereunder.

         The Company will also pay: (i) the fees, charges and reasonable expenses of the Trustee, the paying agent and the Remarketing Agent under the Indenture, such fees, charges, and reasonable expenses to be paid directly to the Trustee, the paying agent and the Remarketing Agent for their respective accounts as and when such fees, charges and reasonable expenses become due and payable, (ii) any expenses and costs incurred or to be incurred by virtue of the issuance of the Bonds, and (iii) any expenses in connection with any redemption of the Bonds.

         The Company may direct the Trustee to use moneys in the Bond Fund to redeem Bonds prior to maturity pursuant to Section 3.01 of the Indenture or to purchase Bonds at any time for cancellation in the manner provided in Section
4.05 of the Indenture.

         Notwithstanding any other provision hereof, the Company shall have, and is hereby granted the option, exercisable at its sole discretion, to prepay all amounts due and owing by it hereunder and under the Indenture by depositing sufficient moneys with the Trustee in accordance with the terms of the Indenture.

         Section 4.4. Indemnity Against Claims. The Company will indemnify the Trustee, the Board and each director, officer, employee, attorney and agent thereof (herein "Indemnitees") and will hold the Indemnitees harmless against, any and all claims and liabilities of any character or nature whatsoever, regardless of by whom asserted or imposed, and by or on behalf of any person, firm, corporation, or governmental authority, arising out of, resulting from, or in any manner connected with the Project and the issuance of the Bonds, including, without limiting the generality of the foregoing:

                  (a) liability resulting from any destruction of or damage to property or injury or death of any person or persons occurring in connection with the acquisition, construction, use, non-use, condition or operation of the Project;

                  (b) any liability with respect to any contract or purchase order for the acquisition and construction of the Project;

                  (c) any actions relating to the acquisition and construction of the Project or any part thereof; or

                  (d) any claim or liability arising out of any action taken by Indemnitees at the request of the Company (or any person authorized to act on behalf of the Company) in any manner related to this Agreement.

         The Company will pay or reimburse all legal or other expenses reasonably incurred by Indemnitees, as the case may be, in connection with the investigation or defense of any action or proceeding whether or not resulting in liability, with respect to any claim, liability or loss in respect of which indemnity may be sought by Indemnitees against the Company under the provisions of this Section. The Company shall have the sole right and duty to assume, and will assume, the defense thereof, with full power to litigate, compromise or settle the same in its sole discretion.

         Nothing contained in this section shall be construed to indemnify Indemnitees against or to release any of such parties from liability for any claim, liability or loss that may result from gross negligence, bad faith or willful misconduct by Indemnitees.

         Anything to the contrary herein contained notwithstanding, the covenants of the Company contained in this Section shall, with respect to any claim, liability or loss for which the Company is obligated to provide indemnity, remain in full force and effect after the termination of this Agreement until: (i) any cause of action brought in respect of such claim, liability or loss shall be barred by the applicable statute of limitations as determined by a court of competent jurisdiction; or (ii) the payment in full or the satisfaction of such claim, liability or loss, including all reasonable expenses incurred by Indemnitees in defending against any such claim, liability or loss. The obligations of the Company to indemnify or defend Indemnitees shall attach and become effective with regard to any claim only upon condition that Indemnitees reasonably promptly notify the Company in writing upon Indemnitees' discovery of such claim and tender the defense of such claim to the Company. Indemnitees shall have no right to further reimbursement for legal or other expenses incurred in investigation or defense of such claim after the Company accepts such tender.

         Section 4.5. Obligation of the Company Unconditional. The obligation of the Company to make the payments pursuant to this Agreement and to perform and observe the other agreements on its part contained herein and in the Indenture shall be absolute and unconditional, shall not be subject to any defense or any right of set-off, counterclaim or recoupment arising out of any breach by the Board or the Trustee of any obligation to the Company, whether hereunder or otherwise, or out of any indebtedness or liability at any time owing to the Company by the Board or the Trustee. Until such time as the principal of, premium, if any, and interest on the Bonds shall have been fully paid or provision for the payment thereof shall have been made in accordance with the Indenture, the Company (i) will not suspend or discontinue any payments pursuant to this Agreement, (ii) will perform and observe all its other agreements contained in this Agreement and (iii) except as provided herein, will not terminate this Agreement for any cause including, without limiting the generality of the foregoing, failure of the Board to complete the Project, failure of the Board's title to the Project or any part thereof, loss title to (or the temporary use of) the Project by virtue of the exercise by others of the power of eminent domain, any acts or circumstances that may constitute failure or consideration, destruction of or damage to the Project, commercial frustration of purpose, any change in the tax or other laws or the United States of America or of the State of or any political subdivision of either thereof or any failure of the Board to perform and observe any agreement, whether express or implied, or any duty, liability or obligation arising out of or connected with this Agreement. Nothing contained in this Section 4.5 shall be construed to release the Board from the performance of any of the agreements on its part herein contained; and, in the event the Board shall fail to perform any such agreement on its part, the Company may institute such action against the Board as the Company may deem necessary to compel performance or may pursue such other remedies for non-performance as may be available to it so long as such action shall not violate the agreements on the part of the Company contained in the preceding sentence, and in no event shall the Company be entitled to any diminution of the amounts payable under Section 4.3 hereof. The Company may, however, at its own cost and expense and in its own name or in the name of the Board, prosecute or defend any action or proceeding or take any other action involving third persons which the company deems reasonably necessary in order to insure the acquisition, construction, installation, equipping and completion of the Project or to secure or protect its right or possession, occupancy and use hereunder, and in such event the Board hereby agrees to cooperate fully with the Company and to take all action necessary to effect the substitution of the Company for the Board in any such action or proceeding if the Company shall so request.


                                    ARTICLE V

                            MAINTENANCE AND INSURANCE

         Section 5.1. Maintenance of Project by the Company. The Company agrees that it will pay all costs of operating and maintaining the Project.

         Section 5.2. Removal of Portions of the Project. The Company shall not be under any obligation to renew, repair or replace any inadequate, obsolete, worn-out, unsuitable, undesirable or unnecessary portion of the Project. In any instance where the Company determines that any portion of the Project has become inadequate, obsolete, worn-out, unsuitable, undesirable or unnecessary, the Company may remove such portion of the Project and sell, trade-in, exchange or otherwise dispose of such removed portion of the Project free of any security interest in favor of the Board or the Trustee; provided, however, the Company shall utilize any unfounded net property additions which are available to it to withdraw any net proceeds of the disposition of such removed portion of the Project under any indenture securing indebtedness of the Company and promptly apply the funds so withdrawn to the replacement of or substitution for the properties so disposed of or shall pay such funds to the Trustee for deposit in the Bond Fund, and any properties having a similar function acquired for the replacement of or in substitution for the properties so disposed, if acquired in whole or in part with such proceeds, shall become a part of the Project subject to the Security Interest.

         The Company will promptly notify the Board and the Trustee of the disposition of any portion of the Project, as permitted by this Section, if, but only if, such removed portion at the time such is disposed of is replaced by property having a similar function, which costs $ or more or is sold by the Company for a sale price of $ or more.

         The removal of any portion of the Project pursuant to the provisions of this Section shall not entitle the Company to any abatement or diminution of the purchase price for the Project.

         Section 5.3. Taxes and Other Governmental Charges. The Company will pay, as the same respectively becomes due, all taxes and governmental charges of any kind whatsoever that may be lawfully assessed against the Company or the Board with respect to the Project or any portion thereof or with respect to the income of the Board from the Project or under this Agreement.

         The Company may in good faith contest any such tax or charge and permit the same to remain unsatisfied during the period of such contest and any appeal therefrom unless in the opinion of counsel satisfactory to the Trustee by such action the Security Interest shall be materially endangered or the Project or any material part thereof shall become subject to imminent loss or forfeiture, in which event such tax or charge shall be paid prior to any such loss or forfeiture.

         Section 5.4. Property Insurance. Until the Company shall have satisfied its obligations under Section 4.3 hereof, the Company will insure the Project against such property risks as is consistent with its insurance practices in effect from time to time, including self-insurance. In the event that the Project is damaged or destroyed in whole or in part by any casualty, the Company shall, to the extent it determines that rebuilding, repairing or restoring of the Project is not practicable, utilize any unfunded net property additions which are available to it to withdraw any proceeds of insurance covering the Project against such damage or loss under any indenture securing indebtedness of the Company and promptly, upon withdrawal of such proceeds, pay the funds so withdrawn to the Trustee for deposit in the Bond Fund; provided, however, that in no event shall the amount required to be so paid to the Trustee exceed the purchase price for the Project than payable under Section 4.3 hereof.

         Section 5.5 Eminent Domain. In the event that title to or the temporary use of the Project, or any part thereof, shall be taken in condemnation or by the exercise of the power of eminent domain by any governmental body or by any person, firm or corporation acting under governmental authority, there shall be no abatement or reduction in the payments required by Section 4.3 hereof for the purchase price for the Project. If and to the extent that the Company shall determine that rebuilding or restoring the Project, or such part thereof as has been taken, is not practicable, the Company shall utilize any unfunded net property additions which are available to the Company to withdraw any proceeds of any award or awards in respect of the Project or any part thereof under any indenture securing indebtedness of the Company and promptly, upon the withdrawal of such proceeds, pay the funds so withdrawn to the Trustee for deposit in the Bond Fund; provided, however, that in no event shall the amount required to be so paid to the Trustee exceed the purchase price for the Project then payable under Section 4.3 hereof.


                                   ARTICLE VI

                                SPECIAL COVENANTS

         Section 6.1. No Warranty of Conditions or Suitability by the Board. The Board makes no warranty, either express or implied, as to the Project or its suitability for the Company's purposes or needs.

         Section 6.2. Inspection of the Project. The Company agrees that the Board, the Trustee and their or either of their duly authorized agents shall have the right at all reasonable times to enter at their own risk upon the site of the Plant and to examine and inspect the Project. The Company further agrees that the Board and its duly authorized agents shall have such rights or access to the Project as may be reasonably necessary to cause to be completed the acquisition, construction, equipping and installation provided for in Section
3.1 hereof. The Board and the Trustee shall also be permitted, at all reasonable times, to examine the books and records of the Company with respect to the Project.

         Section 6.3. Company to Maintain its Corporate Existence; Conditions Under Which Exceptions Permitted. The Company agrees that during the term of this Agreement it will maintain its corporate existence and qualification to do business in the State of Delaware , will not dissolve or otherwise dispose of all or substantially all of its assets and will not consolidate with or merge into another corporation or permit one or more other corporations to consolidate with or merge into it; provided, that the Company may, without violating the agreements contained in this Section 6.3, consolidate with or merge into another domestic corporation (i.e., a corporation incorporated and existing under the laws of one of the states of the United States of America) or permit one or more other corporation to consolidate with or merge into it, or sell or otherwise transfer to another domestic corporation all or substantially all of its assets as an entirety and thereafter dissolve; provided, in the event the Company is not the surviving, resulting or transferee corporation, as the case may be, that the surviving, resulting or transferee corporation assumes, accepts and agrees in writing to pay and perform all of the obligations of the Company herein and is a corporation or is qualified to do business in the State of as a foreign corporation.

         Section 6.4. Annual Statement. The Company agrees to have an annual audit made by its regular independent certified public accountants and within 120 days after the close of each fiscal year to furnish the Trustee and any holder of the Bonds who may so request a balance sheet and statement of income and surplus showing the financial condition of the Company and its consolidated subsidiaries, if any, at the close of such fiscal year and the result of operations of the Company and its consolidated subsidiaries, if any, for such fiscal year, accompanied by a certificate or opinion of said accountants. The requirements of this Section 6.4 shall be satisfied by the submission to the Trustee or to any holder of the Bonds who may request such information of the Company's annual report to its shareholders.

         Section 6.5. Further Assurances and Corrective Instruments. The Board and the Company agree that they will, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such supplements hereto and such further instruments as may reasonably be required for correcting any inadequate or incorrect description of the Project and for carrying out the intention or facilitating the performance of this Agreement.

         Section 6.6. Board Representative. Whenever under the provisions of this Agreement the approval of the Board is required or the Board is required to take some action at the request of the Company, such approval shall be made or such action shall be taken by the Board Representative; and the Company or the Trustee shall be authorized to act on any such approval or action and the Board shall have no complaint against the Company or the Trustee as a result of any such action taken.

         Section 6.7. Company Representative. Whenever under the provisions of this Agreement the approval of the Company is required or the Company is required to take some action at the request of the Board, such approval shall be made or such action be taken by the Company Representative; and the Board or the Trustee shall be authorized to act on any such approval or action and the Company shall have no complaint against the Board or the Trustee as a result of any such action taken.

         Section 6.8. Non-Arbitrage Covenant. The Company and the Board covenant and agree that they will not use or permit the use by any person of any of the funds provided by the Board hereunder or any other of its funds, directly or indirectly, or direct the Trustee to invest any funds held by it under the Indenture or this Agreement, in such manner as would, or enter into, or allow any "related person" to enter into, any arrangement, formal or informal, that would, or take or omit to take any other action that would, cause any Bond to be an "arbitrage bond" within the meaning of Section 148(a) of the Code or result in the loss of the exclusion from gross income for federal income tax purposes of the interest paid on the Bonds. Without limiting the generality of the foregoing, the Company covenants and agrees to comply with the requirements of Sections 148(d) and 148(f) of the Code and any proposed, temporary, or final regulations thereunder as may be applicable to the Bonds or the proceeds derived from the sale of the Bonds or any other moneys. The Company acknowledges Section
6.03 of the Indenture and agrees to perform all duties imposed upon it by such Section. Insofar as said Section imposes duties and responsibilities on the Company, it is specifically incorporated herein by reference.

         Section 6.9 Use of Project. The Board hereby covenants and agrees that it will not take any action, other than pursuant to the exercise of its rights under Section 8.2 of this Agreement, to prevent the Company from having possession and enjoyment of the Project during the term of this Agreement and will, at the request of the Company and at the Company's cost, cooperate with the Company in order that the Company may have possession and enjoyment of the Project.


                                   ARTICLE VII

                   ASSIGNMENT, LEASING AND SELLING; REDEMPTION

         Section 7.1. Assignment and Lease. This Agreement may be assigned, and the Project may be leased as a whole or in part, by the Company without the necessity of obtaining the consent of either the Board or the Trustee, subject, however, to the condition that no assignment or leasing (other than pursuant to Section 6.3 hereof) shall relieve the Company from primary liability for any of its obligations hereunder, and in the event of any such assignment or leasing, the Company shall continue to remain primarily liable for payments of the amounts specified in Section 4.3 hereof and for performance and observance of the other agreements on its part herein provided to be performed and observed by it to the same extent as through no assignment or lease had been made. Furthermore, any assignee of the Company's interest in this Agreement shall assume the obligations of the Company hereunder to the extent of the interest assigned, and the Company shall, promptly upon the making of any assignment, furnish or cause to be furnished to the Board and to the Trustee a true and complete copy of each such assignment and assumption of obligations.

         Section 7.2. Restrictions on Transfer of Board's Rights. The Board agrees that, except for the assignment of this Agreement pursuant to the Indenture, it will not sell, assign, transfer or convey its interest in the Project or in this Agreement during the term of this Agreement, except as herein provided. If the laws of the State of at the time shall permit such action to be taken, nothing contained in this Section 7.2 shall prevent the reincorporation of Board, the consolidation of the Board with, or merger of the Board into, or transfer of its remaining interest in the Project or in this Agreement as an entirety to, any public corporation whose property and income are not subject to taxation and which has corporate authority to exercise the Board's rights granted hereunder; provided (i) that no such action shall be taken without the prior written consent of the Company, unless such action shall be required by law, (ii) that any such action shall be approved by the governing body of the City of , and (iii) that upon any such consolidation, merger or transfer, the due and punctual payment of the principal of, interest and premium, if any, on the Bonds according to their tenor, and the due and actual performance and observance of all the agreements and conditions of this Agreement to be kept and performed by the Board, shall be expressly assumed in writing by the corporation resulting from such consolidation or surviving such merger or to which the Project shall be transferred as an entirety.

         Section 7.3. Redemption of Bonds. If the Company shall have deposited moneys or Government Obligations in the Bond Fund in an amount sufficient, or which together with other moneys available therefore under any terms of the Indenture are sufficient, to redeem all or part of the principal amount of the Bonds, the Board, at the request of the Company, shall forthwith take all steps necessary under the applicable redemption provisions of the Indenture to effect redemption of not less than such principal amount of the Bonds requested by the Company (if such Bonds are subject to redemption prior to maturity), and for which sufficient moneys or Government Obligations shall have been so deposited or made available, on a redemption date selected by the Company, provided that such request is received in sufficient time prior to the redemption date selected by the Company to effect such redemption under the provisions of the Indenture.

         Section 7.4. Creation of Security Interest. As security for the performance of the Company of its obligations under Section 4.3 hereof, the Company hereby grants to the Board a security interest in the Project and in each component thereof which has been or will be acquired hereunder by the Company from the Board. Such security interest shall remain in effect until the Company shall have satisfied its obligations under Section 4.3 hereof at which time the Board shall cause the execution and delivery to the Company of such documents as shall be necessary to effect or evidence the termination of such security interest.

         Section 7.5. Assignment of Rights Under this Agreement. Concurrently with issuance of the Bonds pursuant to Section 2.01 of the Indenture, the Board shall assign to the Trustee all of its rights and interest in and to this Agreement, including the Security Interest and all funds due and to become due hereunder (except for payments for indemnification and expenses under Section
4.4 and 8.4 hereof) as security for payment of the principal of, premium, if any, and interest on, and purchase price of, the Bonds. The Company hereby consents to such assignment.


                                  ARTICLE VIII

                         EVENTS OF DEFAULT AND REMEDIES

         Section 8.1. Events of Default Defined. The following shall be "events of default" under this Agreement and the terms "event of default" or "default" shall mean, whenever they are used in this Agreement, any one or more of the following events:

                  (a) Failure by the Company to pay or cause to be paid that portion of the amounts payable hereunder which is attributable to the interest due or becoming due on any of the Bonds for a period of five days after the same shall become due and payable.

                  (b) Failure by the Company to pay or cause to be paid that portion of the amounts payable hereunder which is attributable to the principal of, or premium, if any, on any of the Bonds when the same shall become due and payable.

                  (c) Failure by the Company to pay or cause to be paid that portion of the amounts payable hereunder which is attributable to the purchase price of any of the Bonds after the same shall become due and payable.

                  (d) Failure by the Company to observe and perform any covenant, condition, or agreement in this Agreement on its part to be observed or performed, other than as referred to in subsections (a),
         (b), and (c) of this Section, for a period of 90 days after written notice, specifying such failure and requesting that it be remedied, is given to the Company by the Board or the Trustee, unless extended prior to the expiration of such period as described below.

                  (e) The dissolution or liquidation of the Company, except as permitted by Section 4.4 hereof, or the commencement by the Company of any case or proceeding seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it as bankrupt or insolvent or seeking reorganization, liquidation, dissolution, winding-up, arrangement, composition, readjustment of its debts or any other relief under any bankruptcy, insolvency, reorganization or other similar law of the United States or any state, or adjudication of the Company as bankrupt, or an assignment by the Company for the benefit of its creditors, or the entry by the Company into an agreement of composition with its creditors, or the approval by a court of competent jurisdiction of a petition applicable to the Company in any proceeding for its reorganization instituted under the provisions of Title 11 of the United States Code, as amended, or under any similar statutory provision which may hereafter be enacted.

                  (f) An "event of default" as defined in Section 8.01 of the Indenture shall have occurred and be continuing.

A default under clause (d) of this Section is not an Event of Default until the Trustee or the holders of at least 25% in principal amount of the Bonds then outstanding give the Board and the Company a notice specifying the default, requesting that it be remedied and stating that the notice is a "Notice of Default" and the Company does not cure the default within 90 days after receipt of the notice, or within such longer period as the Trustee shall agree to. The Trustee shall not unreasonably refuse to agree to a longer period if the default cannot reasonably be cured within 90 days after receipt of the notice and the Company has begun within 90 days and continued diligent efforts to correct the default. The foregoing provisions of clause (d) of this Section are subject to the further qualification that if by reason of force majeure the Company is unable in whole or in part to carry out its agreements herein contained, other than the obligations on the part of the Company contained in Article V and in Sections 6.2, 6.3, 6.4, 6.8 and 7.1 hereof, the Company shall not be deemed in default during the continuance of such inability. The term "force majeure" as used herein shall mean, without limitation, the following: acts of God; strikes, lockouts or other industrial disturbances; acts of public enemies; orders of any kind of the government of the United States or of the State or of any of their departments, agencies or officials, or of any civil or military authority; insurrections; riots; epidemics; landslides; lightning; earthquake; fire; hurricanes; storms; floods; washouts; droughts; arrests; restraint of government and people; civil disturbances; explosions; breakage or accident to machinery, transmission lines, pipes or canals; partial or entire failure of utilities; or any other cause or event not reasonably within the control of the Company. The Company agrees, however, to remedy with all reasonable dispatch the cause or causes preventing the Company from carrying out its agreements; provided that the settlement of strikes, lockouts, and other industrial disturbances shall be entirely within the discretion of the Company, and the Company shall not be required to make settlement of strikes, lockouts, and other industrial disturbances by acceding to the demands of the opposing party or parties when such course is in the judgment of the Company unfavorable to the Company.

         Section 8.2. Remedies on Default. Subject to Section 8.6 hereof, whenever any event of default referred to in Section 8.1 hereof shall have happened and be continuing, the Board may take any one or more of the following remedial steps:

                  (a) By written notice to the Company, the Board may declare all amounts payable under Section 4.3 hereof, including interest accrued thereon to the date of such declaration, to be immediately due and payable, whereupon the same shall become immediately due and payable.

                  (b) The Board may take whatever action at law or in equity may appear necessary or desirable to collect the amounts referred to in (a) above, then due and thereafter become due, or to enforce performance and observances of any obligation, agreement or covenant of the Company under this Agreement or under the Indenture.

Any amounts collected pursuant to action under this Section 8.2 shall be paid into the Bond Fund and applied in accordance with the provisions of the Indenture or, if the Bonds have been fully paid (or provision for payment thereof has been made in accordance with the provisions of the Indenture), to the Company.

         Section 8.3. No Remedy Exclusive. Subject to Section 8.6 hereof, no remedy herein conferred upon or reserved to the Board is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right or power accruing upon default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient.

         Section 8.4 Agreement to Pay Attorneys' Fees and Expenses. In the event the Company should default under any of the provisions of this Agreement and the Board or the Trustee should employ attorneys or incur other expenses for the collection of amounts payable hereunder or the enforcement or performance or observance of any obligation or agreement on the part of the Company herein contained, the Company agrees that it will on demand therefore pay to the Board or the Trustee the reasonable fee of such attorneys and such other expenses so incurred by the Board or the Trustee.

         Section 8.5. No Additional Waiver Implied by One Waiver. In the event any agreement contained in this Agreement should be breached by either party and thereafter waived by the other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.

         Section 8.6. Remedial Rights Assigned to Trustee. All rights and remedies conferred upon or reserved to the Board in this Article VIII shall upon the execution and delivery of the Indenture be deemed to have been assigned to the Trustee and the Trustee shall have the exclusive right to exercise such rights and remedies in the same manner and under the limitations and conditions that the Trustee is entitled to exercise rights and remedies upon the occurrence of an event of default pursuant to Article VIII of the Indenture.


                                   ARTICLE IX

                                  MISCELLANEOUS

         Section 9.1. Term of this Agreement. This Agreement shall remain in full force and effect from the date hereof until all of the outstanding Bonds shall have been fully paid or provision made for such payment in accordance with the terms of the Indenture and until all fees and expenses of the Trustee and Remarketing Agent and all other amounts payable by the Company under this Agreement shall have been duly paid.

     Section 9.2. Notices. All notices, certificates or other communications hereunder shall be sufficiently given and shall be deemed given when delivered or mailed by registered or certified mail, postage prepaid, addressed as follows: if to the Board, at , Attention: ; if to the Company, at , Attention: ; and if to the Trustee, at , Attention:. A duplicate copy of each notice, certificate or other communication given hereunder by either the Board or the Company to the other shall also be given to the Trustee. The Board, the Company and the Trustee may, by notice given hereunder, designate any further or different addresses to which subsequent notices, certificates or other communications shall be sent.

         Section 9.3. Binding Effect. This Agreement shall insure to the benefit of and shall be binding upon the Board, the Company and their respective successors and assigns, subject, however, to the limitations contained in Sections 6.3, 7.1, 7.2 and 7.5 hereof.

         Section 9.4. Severability. In the event any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

         Section 9.5. Amounts Remaining in the Bond Fund. Any amounts remaining in the Bond Fund upon expiration or sooner termination of the terms of this Agreement, after payment in full of the Bonds (or provision for payment thereof having been made in accordance with the provisions of the Indenture) and the fees and expenses of the Trustee and any paying agent in accordance with the Indenture, shall belong to and be paid to the Company by the Trustee.

         Section 9.6. Amendments, Changes and Modifications. Subsequent to the issuance of the Bonds and prior to payment in full of all Bonds (or provision for the payment thereof having been made in accordance with the provisions of the Indenture), this Agreement may not be effectively amended, changed, modified, altered or terminated except in accordance with the Indenture.

         Section 9.7. Execution in Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

         Section 9.8. Recording and Filing. The Company will take all actions that at the time and from time to time may be necessary (or, in the opinion of the Trustee, may be necessary) to perfect, preserve, protect and secure the interests of the Board and the Trustee, or either, in and to the Project, including, without limitation, the filing of all financing and continuation statements that may be required under the Uniform Commercial Code.

         Section 9.9. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of.

         Section 9.10. No Charge Against Board's Credit. This Agreement shall inure to the benefit of and shall be binding upon the Board, the Company and their respective successors and assigns. The Bonds are limited obligations of the Board, payable solely from the revenues and receipts derived hereunder, except to the extent paid out of moneys attributable to the proceeds of the Bonds. The Bonds do not constitute an indebtedness or other liability of the State of , the City of or of any other political subdivision of the State of . Neither the faith nor credit of the State, the City of , nor any other political subdivision of the State is pledged to the payment of the Bonds or the interest thereon, and the issuance of the Bonds does not directly, indirectly or contingently obligate the State, the City of or any other political subdivision of the State to apply money for, or to levy or pledge, any form of taxation whatever to the payment of, the principal of, premium, if any, or the interest on, or purchase price of, the Bonds, as the case may be. The Board has no taxing power.

         Section 9.11. Captions. The captions or headings in this Agreement are for convenience only and in no way define, limit or describe the scope or intent of any provisions or sections of this Agreement.

         Section 9.12. Other Financing. Notwithstanding anything in this Agreement to the contrary, the Board and the Company may hereafter enter into agreements to provide for the financing or refinancing of Project Costs, or any portion thereof, in lieu of or in addition to the provisions herein.

         IN WITNESS WHEREOF, the Board and the Company have caused this Agreement to be executed in their respective corporate names and their respective corporate seals to be hereunto affixed and attested by their duly authorized officers, all as of the date first above written.

                           .................


                           .................         By:______________
                           .................

[SEAL]

Attest:

By:____________________________



                           .................         SOUTHERN POWER COMPANY



                           .................         By:______________________
                           .................

[SEAL]

Attest:

By:____________________________

TATE OF                    )
                           .........:  ss.:
COUNTY OF         )

         I, ____________________________, a Notary Public in and for said county in said state, hereby certify that _____________________, whose name as , is signed to the foregoing instrument and who is known to me, acknowledged before me on this day that, being informed of the contents of the within instrument, he, as such officer and with full authority, executed the same voluntarily for and as the act of said public corporation.

         Given under my hand and official seal of office this ___ day of ____.



                                   ------------------------------------------
                                   Notary Public

                                   My Commission Expires: ____________________


STATE OF ____________________)

                           _________:  ss.:
COUNTY OF  ___________)


         I, ____________________________, a Notary Public in and for said county in said state, hereby certify that ______________, whose name as of SOUTHERN POWER COMPANY, a corporation organized under the laws of the State of Delaware, is signed to the foregoing instrument and who is known to me, acknowledged before me on this day that, being informed of the contents of the within instrument, he, as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.

     Given under my hand and official seal of office  this ___ day of ___ ,___ .

                                 ------------------------------------------
                                 Notary Public

                                 My Commission Expires: ____________________

                                    EXHIBIT A

                             DESCRIPTION OF PROJECT